UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On February 22, 2006, SUPERVALU INC. (the “Company”) issued a news release, attached hereto as Exhibit 99.1, announcing that a letter of intent had been signed to sell all 138 standalone Deal$ stores owned by Deals – Nothing Over A Dollar, LLC, an indirect wholly-owned subsidiary of the Company, to Dollar Tree Stores, Inc. The Company also concluded this week that it would record an after-tax asset impairment charge of approximately $9 million, or approximately $.06 per diluted share. The impairment charge relates to technology investments.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	News Release dated February 22, 2006, announcing the Company’s plan to sell Deal$ stores.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)

Date: February 24, 2006

	By:	/s/ John P. Breedlove
John P. Breedlove
Associate General Counsel, Corporate Secretary (Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	News Release dated February 22, 2006, announcing the Company’s plan to sell Deal$ stores.